UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2021

MILLENDO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35890	45-1472564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Miller Avenue, Suite 100 Ann Arbor, Michigan	48104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 845-9000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MLND	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously announced, on March 29, 2021, Millendo Therapeutics, Inc., a Delaware corporation (“Millendo”), Mars Merger Corp., a Delaware corporation and a wholly owned subsidiary of Millendo (“Merger Sub”), and Tempest Therapeutics, Inc., a Delaware corporation (“Tempest”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Tempest, with Tempest continuing as a wholly owned subsidiary of Millendo and the surviving corporation of the merger (the “Merger”).

In connection with the Merger, Millendo filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement / prospectus, dated May 11, 2021 (the “Proxy Statement / Prospectus”), which Millendo commenced mailing to stockholders of Millendo on or about May 14, 2021. Set forth below are supplemental disclosures relating to the Merger.

SUPPLEMENTAL DISCLOSURES

Following the announcement of the Merger Agreement, as of the date of this Current Report on Form 8-K, eleven purported complaints have been filed on behalf of Millendo’s stockholders against Millendo and its directors; of those eleven complaints, one was filed in the United States District Court for the District of Delaware, one in the United States District Court for the Eastern District of Pennsylvania, two in the United States District Court of the Eastern District of Michigan, six in the United States District Court of the Southern District of New York, and one in the United States District Court for the Eastern District of New York. The complaints are captioned as follows: O’Neill v. Millendo Therapeutics, Inc., et al. (E. D. Mich.); Nakkhumpun v. Millendo Therapeutics, Inc., et al. (S.D.N.Y.); Klaus v. Millendo Therapeutics, Inc., et al. (S.D.N.Y.); Campbell v. Millendo Therapeutics, Inc., et al. (E.D.N.Y.); Schmidt v. Millendo Therapeutics, Inc., et al. (S.D.N.Y.); Colthurst v. Millendo Therapeutics, Inc., et al. (S.D.N.Y.); Cech v. Millendo Therapeutics, Inc., et al. (E.D. Pa.); Carlisle v. Millendo Therapeutics, Inc., et al. (D. Del.); Wheeler v. Millendo Therapeutics, Inc. et al. (S.D.N.Y); Shawntel House v. Millendo Therapeutics, Inc., et al. (S.D.N.Y); and Wilhelm v. Millendo Therapeutics, Inc., et al. (E.D. Mich.). We refer to these actions collectively as the “Shareholder Actions.”

Millendo does not believe that supplemental disclosures are required or necessary under applicable laws. However, in order to minimize the expense of defending the Shareholder Actions, and without admitting any liability or wrongdoing, Millendo is supplementing the Proxy Statement/Prospectus with the information set forth below (the “Supplemental Disclosures”). The Supplemental Disclosures contained below should be read in conjunction with the Proxy Statement/Prospectus, which is available on the Internet site maintained by the SEC at http://www.sec.gov. Millendo and the other named defendants deny that they have violated any laws or breached any duties to Millendo’s stockholders. Millendo is providing the Supplemental Disclosures solely to eliminate the burden and expense of litigation and to avoid any possible disruption to the Merger that could result from further litigation.

Nothing in the Supplemental Disclosure should be deemed to be an admission of the legal necessity or materiality of any Supplemental Disclosure under applicable laws. To the extent that the information set forth below differs from or updates information contained in the Proxy Statement/Prospectus, the information set forth herein supersedes or supplements the information in the Proxy Statement/Prospectus. References to sections herein are references to the corresponding sections of the Proxy Statement/Prospectus; all page references are to pages in the Proxy Statement/Prospectus; and any capitalized terms that are used herein have the same meanings ascribed to them in the Proxy Statement/Prospectus.

Under the heading “THE MERGER – Background of the Merger,” the third paragraph on page 106 is amended and restated as follows (with new text in bold):

During late June and July 2020, at the direction of the Millendo board of directors, SVB Leerink contacted 107 potential strategic counterparties (none of which were financial sponsors) to gauge their interest in a potential strategic transaction with Millendo.

Under the heading “THE MERGER – Background of the Merger,” the fourth, fifth and sixth paragraphs on page 106 are amended and restated as follows (with new text in bold and deleted text in strikeout font):

On July 29, 2020, the Millendo board of directors held a meeting by videoconference at which members of Millendo management, representatives of SVB Leerink and a representative of Cooley LLP, Millendo’s outside corporate counsel (“Cooley”), were present. At the meeting, representatives of SVB Leerink updated the Millendo board of directors on SVB Leerink’s outreach to potential counterparties to gauge interest in a potential strategic transaction with Millendo. Following discussion, the Millendo board of directors established a transaction committee (the “Transaction Committee”) composed of James Hindman, Mary Lynne Hedley, Ph.D., Habib J. Dable and Julia C. Owens, Ph.D. with authority to ~~oversee Millendo management in connection with and evaluate any potential strategic transaction involving Millendo~~ (1) identify, consider and evaluate any potential strategic transactions and take all actions that the Transaction Committee may deem appropriate for the purpose of enabling the Transaction Committee to determine the advisability of potential strategic transactions; (2) oversee management in the review and negotiation of any potential strategic transactions; and (3) make recommendations to the Millendo board of directors regarding approvals of such strategic transactions (provided that the Transaction Committee did not have the authority to approve any such strategic transactions).

From July 2020 until November 2020, at the direction and under the supervision of the Transaction Committee, members of Millendo management and representatives of SVB Leerink engaged in discussions and due diligence activities with multiple potential counterparties in connection with a potential strategic transaction involving Millendo. Millendo entered into nondisclosure agreements and had active discussions with five potential counterparties, including a company referred to as Party A. Based on the results of Millendo’s due diligence, including its assessment of the science and technology of each potential counterparty, Millendo determined to focus its efforts on the negotiation of a letter of intent with Party A.

On November 11, 2020, the Transaction Committee held a meeting by videoconference at which other members of the Millendo board of directors, members of Millendo management and representatives of SVB Leerink were present. Following discussion, the Millendo board of directors authorized Millendo’s execution of a non-binding letter of intent with ~~a company referred to as~~ Party A (the “Party A Letter of Intent”), which was entered into on November 15, 2020. The Party A Letter of Intent contemplated a merger transaction with an ownership interest in the combined company of 33% for existing Millendo equity holders, a contingent value right potentially payable to existing Millendo stockholders equal to up to $60 million in the aggregate in the event of a partnership or asset sale with respect to MLE-301 or the commencement by the combined company of a Phase 3 trial of MLE-301, a private placement to be conducted by Millendo and intended to raise proceeds of $89 million (at least $39 million of which was to be invested by Party A’s Series A investors) (the “Proposed 2020 PIPE Financing”) and a period of 30 days during which Millendo and Party would negotiate exclusively with each other. From November 13, 2020 through December 12, 2020, representatives of Millendo and representatives of Party A negotiated the terms of a definitive merger agreement to be entered into between Party A and Millendo and engaged in due diligence activities.

Under the heading “THE MERGER – Background of the Merger,” the second paragraph on page 107 is amended and restated as follows (with new text in bold):

On December 12, 2020, Millendo received a letter from Party A indicating that Party A had decided not to pursue a transaction with Millendo, which letter did not specify a reason for termination.

Under the heading “THE MERGER – Background of the Merger,” the fifth paragraph on page 107 is amended and restated as follows (with new text in bold):

Between January 15, 2021 and February 18, 2021, SVB Leerink contacted 102 potential counterparties to a strategic transaction involving Millendo, including Tempest, and requested non-binding indications of interest. Of the 102 potential counterparties, three had been contacted on behalf of Millendo in the outreach from July 2020 to November 2020 described above.

Under the heading “THE MERGER – Background of the Merger,” the seventh paragraph on page 107 is amended and restated as follows (with new text in bold):

Also at the January 22, 2021 meeting of the Millendo board of directors, Dr. Owens was appointed as Millendo’s executive chair effective February 1, 2021, Louis J. Arcudi III was appointed as Millendo’s president and chief executive officer effective February 1, 2021, each of Dr. Hedley and Mr. Dable indicated their intention to resign from the Millendo board of directors effective January 31, 2021, and Mr. Arcudi was appointed to the Millendo board of directors effective February 1, 2021. In addition, the Transaction Committee was reconstituted with Dr. Owens, Geoffrey Nichol, M.B., Ch.B., M.B.A. and Mr. Hindman as the members, although the authority of the Transaction Committee was not modified.

Under the heading “THE MERGER – Background of the Merger,” the third paragraph on page 111 is amended and restated as follows (with new text in bold):

On March 4, 2021, the Transaction Committee held a meeting by videoconference at which other members of the Millendo board of directors, members of Millendo management, representatives of SVB Leerink and representatives of WilmerHale were present. During the meeting, representatives of SVB Leerink and members of Millendo management reviewed the discussions and scientific and other due diligence activities that had taken place with the remaining potential counterparties since the meeting of the Transaction Committee held on February 25, 2021. In addition, management presented an updated calculation of estimated net cash, which reflected management’s best estimate of closing net cash in light of adjustments to Millendo’s anticipated cash needs through the closing of a potential transaction. The updated estimate reflected estimated closing net cash of $17.0 million, based on a cash balance of the Company as of December 31, 2020 of approximately $38.7 million and estimated total expenses of approximately $21.7 million and an anticipated closing date of June 30, 2021. The Transaction

Committee directed management and SVB Leerink to prioritize discussions with Tempest and Party B. In addition, the Transaction Committee instructed management to provide a draft merger agreement to each of Tempest and Party B and request revised proposals from each of Tempest and Party reflecting management’s most recent estimate of closing net cash. The Transaction Committee determined to prioritize discussions with Tempest and Party B primarily due to concerns identified in due diligence with respect to Party C, including concerns over Party C’s ability to obtain financing necessary to fund its operations and potential delay and execution risk associated with Party C’s proposed transaction structure.

Under the heading “THE MERGER – Background of the Merger,” the final paragraph on page 113 is amended and restated as follows (with new text in bold):

On March 28, 2021, the Millendo board of directors held a meeting at which members of Millendo management, representatives of SVB Leerink and representatives of WilmerHale were present. During the meeting, the representatives of WilmerHale reviewed the duties of the Millendo board of directors in connection with the proposed transaction with Tempest and the terms of the merger agreement and forms of support agreement and form of lock-up agreement. The Millendo board of directors then discussed various considerations with respect to the proposed transaction, as summarized under “Millendo Reasons for the Merger”. Representatives of SVB Leerink then reviewed the process conducted to solicit potential interest in a strategic transaction involving Millendo and reviewed SVB Leerink’s financial analyses of the relative valuations of Millendo and Tempest and the number of shares of Millendo common stock to be issued to holders of Tempest common stock in the merger. Representatives of SVB Leerink noted that a discounted cash flow analysis had not been performed because a discounted cash flow analysis would not be informative, in SVB Leerink’s professional judgement, in light of the early stage of Tempest and the absence of any projections by Millendo or Tempest, other than expense projections prepared by Millendo. The Millendo board of directors also reviewed an analysis prepared by Millendo management estimating that, upon a liquidation of Millendo, Millendo stockholders would receive approximately $0.81 per share, based on a projected liquidation in July 2021, approximately $15.4 million of estimated cash available for distribution to Millendo stockholders upon liquidation and approximately 19.0 million shares of Millendo common stock outstanding, as compared to a value of $1.89 per share of Millendo common stock implied by the merger agreement, based on an equity value of Millendo of $36 million and approximately 19.0 million shares of Millendo common stock outstanding. Following discussion with the directors, SVB Leerink then rendered to the Millendo board of directors its oral opinion, which was subsequently confirmed by delivery of a written opinion dated March 28, 2021, that, as of such date and based upon and subject to the assumptions made, and the qualifications and limitations upon the review undertaken by SVB Leerink in preparing its opinion, the exchange ratio to be paid by Millendo pursuant to the terms of the Merger Agreement was fair, from a financial point of view, to Millendo. Following discussion, the members of the Transaction Committee unanimously recommended to the Millendo board of directors that the Millendo board of directors approve the merger agreement and the transactions contemplated by the merger agreement. Thereafter, taking into account the opinion of SVB Leerink, the recommendation of the Transaction Committee and other factors, the Millendo board of directors unanimously approved the merger agreement and the transactions contemplated by the merger agreement and authorized Millendo management to execute the merger agreement on behalf of Millendo.

Under the heading “THE MERGER – Opinion of Millendo’s Financial Advisor,” the second full paragraph on page 121 is amended and restated as follows (with new text in bold):

In preparing its analysis, SVB Leerink took into account that the Exchange Ratio contained in the Merger Agreement is calculated by attributing equity values of $36,000,000 and $158,400,000 to Millendo and Tempest, respectively, subject to an adjustment based upon Millendo’s net cash as of the closing of the merger. Tempest’s equity value is inclusive of $30,000,000 in committed concurrent financing by new and existing investors because the merger is conditioned on, among other conditions, Tempest’s completion of a financing transaction with gross proceeds of at least $30,000,000 prior to the closing of the merger.

Under the heading “THE MERGER – Opinion of Millendo’s Financial Advisor, Tempest Therapeutics Valuation Analysis – Selected Biopharma Initial Public Offering Step-Ups,” the first paragraph on page 122 is amended and restated as follows (with new text in bold):

SVB Leerink reviewed publicly available information relating to step-up multiples for U.S.-listed initial public offerings since 2018 for biopharmaceutical companies whose lead product at the time of its IPO was a small molecule in Phase 1 or Phase 2 of clinical development, focused on oncology indications. These companies were selected based upon SVB Leerink’s professional judgment as they had certain financial and operating characteristics that could be considered similar to those of Tempest. The step-up multiple was derived by dividing the fully-diluted pre-money valuation at time of IPO by the post-money valuation of the financing round prior to IPO. These initial public offerings, which are referred to as the Selected Initial Public Offering Step-Ups, are listed below:

Under the heading “THE MERGER – Opinion of Millendo’s Financial Advisor,” the last paragraph and accompanying table on page 122 is amended and restated as follows (with new text in bold):

The results of this analysis are summarized as follows:

	Step-up Multiple to IPO	Implied Tempest Post-Money Valuation (in millions)
25th Percentile	1.0x	$151
75th Percentile	1.7x	268
Mean	1.3x	Not calculated
Median	1.2x	Not calculated

Under the heading “THE MERGER – Opinion of Millendo’s Financial Advisor, Tempest Therapeutics Valuation Analysis – Selected Biopharma Initial Public Offerings,” the first paragraph on page 123 is amended and restated as follows (with new text in bold):

SVB Leerink reviewed publicly available information relating to the U.S.-listed initial public offerings completed since January 1, 2018 for biopharmaceutical companies whose lead product at the time of its IPO was a small molecule in Phase 1 or Phase 2 of clinical development, focused on oncology indications. These companies were selected based upon SVB Leerink’s professional judgment as they had certain financial and operating characteristics that could be considered similar to those of Tempest. These initial public offerings, which are referred to as the Selected Oncology IPOs, are listed below.

Under the heading “THE MERGER – Opinion of Millendo’s Financial Advisor, Tempest Therapeutics Valuation Analysis – Selected Biopharma Initial Public Offerings,” the fourth paragraph and accompanying table on page 123 is amended and restated as follows (with new text in bold and deleted text in strikeout font):

The results of this analysis are summarized as follows:

	~~Adj.~~ Pre-Money Enterprise Value (in millions)	Adj. Pre-Money Equity Value (in millions)
25th Percentile	$192	$241
75th Percentile	354	402
Mean	282	Not calculated
Median	308	Not calculated

Under the heading “THE MERGER – Opinion of Millendo’s Financial Advisor, Tempest Therapeutics Valuation Analysis – Selected Biopharma Public Companies,” the last paragraph on page 123 (carrying over to the top of page 124) is amended and restated as follows (with new text in bold):

SVB Leerink reviewed publicly available information relating to the market capitalization of U.S.-listed publicly-traded biopharmaceutical companies whose lead product was a small molecule in Phase 1 or Phase 2 of clinical development, focused in oncology. These companies were selected based upon SVB Leerink’s professional judgment as they had certain financial and operating characteristics that could be considered similar to those of Tempest. The companies meeting these criteria, which are referred to as the Selected Companies, were:

Under the heading “THE MERGER – Opinion of Millendo’s Financial Advisor, Tempest Therapeutics Valuation Analysis – Selected Biopharma Public Companies,” the second and third full paragraphs and accompanying table on page 124 are amended and restated as follows (with new text in bold):

SVB Leerink calculated the aggregate enterprise value of each of the Selected Companies based upon the closing price of the common stock of each Selected Company on March 24, 2021 and the fully-diluted number of shares outstanding of the applicable Selected Company, using the treasury stock method. SVB Leerink then added Tempest’s estimated net cash at closing of $48.2 million (pro forma for the $30 million committed concurrent offering, less underwriting expenses) and applied a 25% liquidity discount to reach an adjusted equity value for Tempest Therapeutics. Based upon its professional judgment, SVB Leerink applied a 25% liquidity discount because SVB Leerink deemed such a discount appropriate for a privately held company. SVB Leerink compared these adjusted equity valuations to the proposed Tempest Therapeutics valuation of $158.4 million based on the proposed valuation and ownership ratio in the Merger Agreement.

The results of this analysis are summarized as follows:

	Enterprise Value (in millions)	Adj. Equity Value (in millions)	Adj. Equity Value with 25% Liquidity Discount (in millions)
25th Percentile	$228	$277	$221
75th Percentile	734	782	625
Mean	496	Not calculated	Not calculated
Median	415	Not calculated	Not calculated

Under the heading “THE MERGER – Opinion of Millendo’s Financial Advisor, General,” the second paragraph on page 125 is amended and restated as follows (with new text in bold):

SVB Leerink LLC is a full-service securities firm engaged in securities trading and brokerage activities as well as investment banking and financial advisory services. SVB Leerink has provided certain investment banking services to Millendo from time to time, for which it has received compensation. In the past two years, SVB Leerink has not received any fees or compensation from Millendo, other than in connection with the Transaction. SVB Leerink has not provided investment banking services to Tempest and has not received any fees or compensation from Tempest. SVB Leerink has not received and will not receive any fees or compensation for the pre-closing financing. In the ordinary course of business, SVB Leerink and its affiliates may, in the future, provide commercial and investment banking services to Millendo, Tempest or their respective affiliates and would expect to receive customary fees for the rendering of such services. In the ordinary course of their trading and brokerage activities, SVB Leerink or its affiliates have in the past and may in the future hold positions, for their own account or the accounts of their customers, in equity, debt or other securities of Millendo, Tempest or their respective affiliates.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (including within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)) concerning Millendo, Tempest, the proposed transaction and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of Millendo, as well as assumptions made by, and information currently available to, management of Millendo. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the conditions to the closing of the transaction are not satisfied, including the failure to obtain stockholder approval for the transaction or to complete the financing in a timely manner or at all; uncertainties as to the timing of the consummation of the transaction and the ability of each of Millendo and Tempest to consummate the transaction; risks related to Millendo’s continued listing on the Nasdaq Stock Market until closing of the proposed transaction; risks related to Millendo’s and Tempest’s ability to correctly estimate their respective operating expenses and expenses associated with the transaction, as well as uncertainties regarding the impact any delay in the closing would have on the anticipated cash resources of the combined company upon closing and other events and unanticipated spending and costs that could reduce the combined company’s cash resources; the ability of Millendo or Tempest to protect their respective intellectual property rights; competitive responses to the transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Millendo’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K

filed with the SEC. Millendo can give no assurance that the conditions to the transaction will be satisfied. Except as required by applicable law, Millendo undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Additional Information and Where to Find It

This Current Report on Form 8-K is for informational purposes only and does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This Current Report on Form 8-K relates to the proposed transaction. In connection with the proposed transaction, Millendo filed with the SEC an amendment to the registration statement on Form S-4 on May 10, 2021. The registration statement was declared effective by the SEC on May 11, 2021, and Millendo commenced mailing the proxy statement/prospectus to stockholders of Millendo on or about May 14, 2021. Millendo also plans to file other relevant documents with the SEC regarding the proposed transaction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE PROPOSED TRANSACTION. Investors and shareholders may obtain free copies of the proxy statement/prospectus and other documents filed by Millendo with the SEC through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders may obtain free copies of the proxy statement/prospectus and other documents filed by Millendo with the SEC by contacting Jack Hildick-Smith of Stern IR at Jack.Hildick-Smith@Sternir.com or 212-698-8690.

Participants in the Solicitation

Millendo and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Millendo’s directors and executive officers is included in Millendo’s most recent Annual Report on Form 10-K, including any information incorporated therein by reference, as filed with the SEC. Additional information regarding these persons and their interests in the transaction will be included in the proxy statement/prospectus relating to the transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENDO THERAPEUTICS, INC.

Date: June 11, 2021	By:	/s/ Louis J. Arcudi III